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                                                                       EXHIBIT 5

                               OPINION OF COUNSEL

                                                                January 7, 1999



Perot Systems Corporation
12404 Park Central
Dallas, Texas  75251

Ladies and Gentlemen:

               I have acted as counsel to Perot Systems Corporation, a Delaware corporation (the "Company"), in connection with the Registration Statement on Form S-8 (the "Registration Statement") which the Company intends to file with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Securities Act"), relating to 20,000,000 shares of the Company's Class A Common Stock, par value $.01 per share (the "Common Stock"), which may be distributed in accordance with the Company's 1999 Employee Stock Purchase Plan (the "Plan").

               I have examined a copy of the Registration Statement (including the exhibits thereto), the related Prospectus (the "Prospectus") and the Plan. In addition, I have examined, and have relied as to matters of fact upon, the originals or copies, certified or otherwise identified to my satisfaction, of such corporate records, agreements, documents and other instruments and such certificates or comparable documents of public officials and of officers and representatives of the Company, and have made such other and further investigations, as I have deemed relevant and necessary as a basis for the opinion hereinafter set forth.

               In such examination, I have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to me as originals, the conformity to original documents of all documents submitted to me as certified or photostatic copies, and the authenticity of the originals of such latter documents.

               I hereby advise you that in my opinion the original issue shares of Common Stock issuable pursuant to the Plan, when duly authorized and issued as contemplated by the Registration Statement, the related Prospectus and the Plan, will be validly issued, fully paid and non-assessable.

               I am a member of the Bar of the State of Texas and I do not express any opinion herein concerning any law other than the law of the State of Delaware.

               I hereby consent to the filing of this opinion letter as an Exhibit to the Registration Statement.


                                  Very truly yours,

                                  /s/ PETER ALTABEF

                                  PETER ALTABEF